PRICING SUPPLEMENT NO. 1                                          Rule 424(b)(3)
DATED:  March 20, 2000                                        File No. 333-31980
(To Prospectus dated March 17, 2000
and Prospectus Supplement dated March 17, 2000)


                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B




Principal Amount:            Floating Rate Notes [x]      Book Entry Notes   [x]
$10,000,000

Original Issue Date:         Fixed Rate Notes    [ ]      Certificated Notes [ ]
3/23/2000

Maturity Date:               CUSIP#:  073928NX7
3/22/2002

Option to Extend Maturity:   No      [x]
                             Yes     [ ]    Final Maturity Date:


                                                Optional                Optional
                       Redemption              Repayment               Repayment
Redeemable On           Price(s)                Date(s)                 Price(s)
-------------           --------                -------                 --------

     N/A                  N/A                     N/A                     N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[ ]     Commercial Paper Rate                Minimum Interest Rate: N/A

[x]     Federal Funds Rate                   Interest Reset Date(s): Daily

[ ]     Treasury Rate                        Interest Reset Period: Daily

[ ]     LIBOR Reuters                        Interest Payment Date(s):*

[ ]     LIBOR Telerate

[ ]     Prime Rate

[ ]     CMT Rate

Initial Interest Rate:**                      Interest Payment Period: Quarterly

Index Maturity: N/A

Spread (plus or minus): +0.36%

*    6/23/00,  9/23/00,  12/23/00,  3/23/01,  6/23/01,  9/23/01, 12/23/01 and
     3/22/02.

**   Federal Funds Effective Rate on March 22, 2000 plus 36 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.